POWER OF ATTORNEY


Each of the undersigned hereby authorizes and designates each of Jeffrey Mathiesen, Jonathan R. Zimmerman,
Matthew R. Kuhn, James R. DeBuse,
Kassendra D. Galindo, Julie Regnier and Lauren Graff in signing singly, as its true and lawful attorney-in-fact:

(1) execute for and on behalf, in the undersigned's capacity as greater than 10% stockholder of Sunshine Heart, Inc. (the "Company"),
Forms ID, 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange
Act") and the rules and regulations promulgated thereunder;

(2) execute for and on the undersigned's behalf, in the undersigned's capacity as a greater than 5% stockholder of the Company, any Schedule 13D or amendments thereto in accordance with Section 13 of the Exchange Act and the rules and regulations promulgated thereunder;

(3) do and perform any and all acts for and on the undersigned's behalf which may be necessary or desirable to complete and execute any such Forms ID, Schedule 13G,
Schedule 13D or any Forms 3, 4, or 5 or any amendments thereto and timely file such form with the Securities and Exchange Commission, and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to the undersigned's benefit, in the undersigned's best interest, or legally required of the undersigned, it being understood that the statements executed by such attorney-in-fact on the undersigned's behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby further grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the undersigned's request, are not assuming, nor is the Company or any such attorney-in-fact's substitute or substitutes assuming, nor is the Company or any such attorney-in-fact's substitute or substitutes assuming, any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until such person is no longer required to file a
Schedule 13G, Schedule 13D, and/or
Forms ID, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by such person in a signed writing delivered to the foregoing attorneys-in-fact. Nothwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following: (i) a partner of Faegre Baker
Daniels LLP, or (ii) an employee of Faegre Baker Daniels
LLP, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the part of the undersigned.

Each of the undersigned hereby revokes all previous Powers of Attorney that may have been granted by any of the undersigned in connection with any of the reporting obligations of any of the undersigned, if any, under Sections 13 and 16 of the Exchange Act with respect to each of the undersigned's holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be duly executed as of this 16th day of February, 2012.

/s/ GBS Venture Partners Pty, Ltd.
/s/ GBS Bioventures II A/C
/s/ GBS Bioventures III A/C